UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

HUNT COMPANIES FINANCE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue, 19th Floor
New York, New York 10169
(Address of principal executive offices)

(212) 521-6323
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 15, 2019, Hunt Companies Finance Trust, Inc. (the “Company”) filed that certain Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation for the State of Maryland which, effective as of February 15, 2019, reclassifies all of the previously authorized and issued shares of the 8.75% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of the Company as authorized and unissued shares of the Company’s preferred stock, $0.01 par value per share, without designation of a class or series.
The Articles Supplementary is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01          Other Events.
On February 14, 2019, the Company completed its previously announced redemption of all of its Series A Preferred Stock using the proceeds of the delayed draw credit facility that was previously entered into on January 15, 2019 (as previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2019).  The redemption triggered the filing of the Articles Supplementary with respect to the Series A Preferred Stock.  Following the redemption of the Series A Preferred Stock, no shares of the Series A Preferred Stock remain outstanding and the Series A Preferred Stock will be delisted from the New York Stock Exchange.
Item 9.01          Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.
3.1	Articles Supplementary, dated as of February 15, 2019, of Hunt Companies Finance Trust, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNT COMPANIES FINANCE TRUST, INC.

Date: February 19, 2019	By:	/s/ James A. Briggs
James A. Briggs
Interim Chief Financial Officer